 NEWS RELEASE

For Immediate Release
January 24, 2019

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Annual Earnings

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.9 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $70.0 million and diluted earnings of $4.49 per share for the year ended December 31, 2018. The results for the year ending December 31, 2018, include $13.3 million, or $0.67 diluted per share on an after tax basis, of acquisition and integration expenses related to the acquisitions of Poage Bankshares, Inc. (“Poage”) and its principal banking subsidiary, Town Square Bank of Ashland, Kentucky, and Farmers Deposit Bancorp, Inc. (“Farmers Deposit”) of Cynthiana, Kentucky and its principal banking subsidiary, Farmers Deposit Bank of Cynthiana, Kentucky, which were completed on December 7, 2018.

Highlights of the Company’s performance and results for the year ended December 31, 2018 include the following:

•Return on assets and return on tangible equity of 1.63% and 16.2%, respectively. Excluding the acquisition and integration expenses, return on assets and return on tangible equity would have been 1.87% and 18.6%, respectively.
•Reported net interest income increased $12.1 million (9.6%) from the year ended December 31, 2017, while net interest income exclusive of accretion from fair value adjustments on recent acquisitions increased $12.6 million (10.1%) from the year ended December 31, 2017.
•Reported a recovery of loan loss provision of $2.3 million for the year ended December 31, 2018, primarily due to a significant recovery from a commercial customer.
•Excluding the acquisitions of Poage and Farmers Deposit, total loan growth of $98.4 million (3.1%) from December 31, 2017 to December 31, 2018.
•During 2018, the Company repurchased 290,000 common shares at a weighted average price of $69.78 per share as part of a one million share repurchase plan authorized by the Board of Directors in September 2014. The Company still ended 2018 with a tangible equity ratio of 10.0%.
•Received the highest ranking in customer satisfaction in the north central region in J.D. Power’s 2018 U.S. Retail Banking Satisfaction Study.
•Charles “Skip” Hageboeck, Chief Executive Officer & President, was named Community Banker of the Year by the American Banker.

Highlights of the Company’s fourth quarter performance include the following:

•Return on assets and return on tangible equity of 0.96% and 9.6%, respectively. Excluding the acquisition and integration expenses, return on assets and return on tangible equity would have been 1.88% and 18.8%, respectively.
•Reported net interest income increased $0.9 million from the quarter ended September 30, 2018, while net interest income exclusive of accretion from fair value adjustments increased $0.6 million from the quarter ended September 30, 2018.

•Excluding the acquisitions of Poage and Farmers Deposit, total loan growth of $79.1 million (10.1% annualized) from September 30, 2018 to December 31, 2018.
•Repaid $16.5 million of Junior Subordinated Deferrable Interest Debentures issued by the Company and held by City Holding Capital Trust III at a price of 100.00% of principal.
•Completed the acquisitions of Poage and Farmers Deposit on December 7, 2018.
•Opened a new banking office in the Columbus suburb of Worthington, Ohio in December 2018.

City’s CEO Charles Hageboeck stated that, “2018 was a very successful year for City with reported earnings of $4.49 per diluted share, despite merger related expenses of $13.3 million ($0.67 per diluted share on an after tax basis). Excluding these costs, earnings for 2018 would have been $5.16 per diluted share. As a result of the acquisitions of Poage and Farmers Deposit, we were able to strengthen our market presence in the Ashland, Kentucky area and expand our market presence in Lexington, Kentucky and surrounding areas. The acquisitions also added $362 million in loans and $472 million in deposits to City. Although Poage and Farmers Deposit were only part of our 2018 results for less than a month, we were pleased with their contributions and expect them to contribute approximately $10 million on an after tax basis in 2019. To complete the acquisition of Poage, 1.17 million shares of Company stock were issued, while the Company paid $24.9 million in cash to complete the Farmers Deposit acquisition. Similar to previous acquisitions, the acquisitions of Poage and Farmers Deposit produced a decline in our credit metrics. We have plans in place for our credit and lending teams to workout problem loans and implement our credit culture with new members of our lending team during 2019.”

“In addition to the successful acquisitions in 2018, City also produced positive results in many other ways. Excluding our acquisitions, reported net interest income grew $10.7 million, or 8.5%, due to both improvements in our net interest margin and loan growth, while noninterest income exclusive of security gains and (losses) improved $1.5 million, or 2.6%. We also continued to judiciously manage our capital in 2018. We repurchased 290,000 shares of our common stock during 2018 and repaid our trust preferred securities in December 2018. In addition, City’s Board approved an increase in our quarterly cash dividend to 53 cents per share in the third quarter of 2018 (a 15.2% increase from the dividend paid in the second quarter of 2018). I am incredibly proud of the efforts of our exceptional employees that made 2018 a highly successful year in many ways and look forward to continuing to take advantage of the opportunities in the future.”

Net Interest Income

The Company’s net interest income increased from $126.1 million for the year ended December 31, 2017 to $138.2 million for the year ended December 31, 2018. The Company’s tax equivalent net interest income increased $11.4 million, or 8.9%, from $127.6 million for the year ended December 31, 2017 to $139.0 million for the year ended December 31, 2018. Exclusive of the impact of the acquisitions of Poage and Farmers Deposit, increased yields on commercial and residential real estate loans increased net interest income $7.8 million and $4.8 million, respectively, while higher average balances on commercial loans ($40.0 million) and residential real estate loans ($20.4 million) increased interest income by $1.6 million and $0.8 million, respectively, as compared to the year ended December 31, 2017. In addition, higher average investment balances ($68.6 million) increased investment income by $2.0 million, while interest income from deposits in depository institutions also increased $1.6 million as the Company elected to improve its on-balance sheet liquidity during the year ended December 31, 2018. These increases were partially offset by increased interest expense on interest bearing liabilities ($7.7 million), primarily due to an increase in the cost of funds. The Company’s reported net interest margin increased from 3.46% for the year ended December 31, 2017 to 3.52% for the year ended December 31, 2018. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.49% for the year ended December 31, 2018 and 3.40% for the year ended December 31, 2017.

The Company’s net interest income increased from $35.6 million during the third quarter of 2018 to $36.4 million during the fourth quarter of 2018. During the fourth quarter of 2018, the Company’s tax equivalent net interest income increased $0.9 million, or 2.5%, to $36.6 million from $35.7 million during the third quarter of 2018. The acquisitions of Poage and Farmers Deposit added $1.4 million of net interest income during the quarter ended December 31, 2018. In addition, investment income increased $0.8 million and increased loan yields added $0.5 million to net interest income. These increases were partially offset by lower loan prepayment fees of $1.1 million during the quarter ended December 31, 2018, and increased interest expense of $0.8 million as a result of higher interest rates on interest bearing liabilities. The Company’s reported net interest margin increased from 3.54% for the third quarter of 2018 to 3.55% for the fourth quarter of 2018. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.50% for the quarter ended December 31, 2018 and 3.51% for the quarter ended September 30, 2018.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.45% at December 31, 2017 to 0.54% at December 31, 2018. Total nonperforming assets increased from $14.1 million at December 31, 2017 to $19.4 million at December 31, 2018. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the Company’s initial expectations. Total past due loans increased from $11.0 million, or 0.35% of total loans outstanding, at December 31, 2017 to $13.1 million, or 0.37% of total loans outstanding, at December 31, 2018. Acquired past due loans from Poage and Farmers Deposit represent approximately 37% of total past dues at December 31, 2018.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a recovery of loan losses of $0.4 million in the fourth quarter of 2018 and $2.3 million for the year ended December 31, 2018, compared to a provision for loan losses of $0.4 million and $3.0 million for the comparable periods in 2017. During the year ended December 31, 2018, City National Bank of West Virginia ("City National"), the Company’s primary banking subsidiary, liquidated repossessed assets associated with the Kentucky Fuels Corporation credit. As a result of the proceeds from this liquidation, City National recovered $1.3 million related to this credit. Additionally, as a result of this recovery, the historical loss rate used to compute the allowance not specifically allocated to individual credits in the Company's commercial and industrial mining and energy sector (per the North American Industry Classification System ("NAICS")) improved and an additional release of reserve of $1.7 million was recognized during the year ended December 31, 2018. The Company also received a $0.4 million recovery through a settlement from a commercial customer during the quarter ending December 31, 2018. Changes in the amount of the allowance and related provision are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $60.6 million for 2018 as compared to $63.6 million for 2017. During 2017, the Company realized investment gains of $4.5 million that represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of these gains, non-interest income increased from $59.1 million for the year ended December 31, 2017 to $60.6 million for the year ended December 31, 2018. This increase was primarily attributable to an increase of $1.2 million, or 7.3%, in bankcard revenues and an increase of $1.1 million, or 4.0%, in service charges. These increases were partially offset by a decrease of $1.1 million in bank owned life insurance revenues due to lower death benefit proceeds received during 2018 compared to 2017.

Non-interest income was $14.7 million during the quarter ended December 31, 2018 as compared to $15.6 million during the quarter ended December 31, 2017. During the fourth quarter of 2017, the Company realized investment gains of $0.2 million which represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of this gain, non-interest income decreased from $15.4 million for the fourth quarter of 2017 to $14.7 million for the fourth quarter of 2018. This decrease was mainly due to unrealized fair value losses on the Company’s equity securities of $1.2 million during the fourth quarter of 2018 and a decrease of $0.5 million in bank owned life insurance revenues due to lower death benefit proceeds from the fourth quarter of 2017. These decreases were partially offset by an increase of $0.6 million, or 7.7%, in service charges and an increase of $0.5 million, or 11.8%, in bankcard revenues from the fourth quarter of 2017.

Non-interest Expenses

During 2018, the Company recognized $13.3 million of acquisition and integration expenses associated with the completed acquisitions of Poage and Farmers Deposit. Excluding these expenses, non-interest expenses increased from $96.0 million for 2017 to $99.8 million for 2018. This increase was primarily due to an increase in salaries and employee benefits of $3.4 million that was largely attributable to annual salary adjustments, including an adjustment to wages for approximately 50% of the Company’s employees late in the first quarter of 2018 to make salaries more competitive in the current employment environment. Additionally, the Company experienced increases in bankcard expenses of $0.6 million and other expenses of $0.4 million.

During the quarter ended December 31, 2018, the Company recognized $13.0 million of acquisition and integration expenses associated with the completed acquisitions of Poage and Farmers Deposit. Excluding these expenses, non-interest expenses increased $2.3 million from $22.9 million in the quarter ended December 31, 2017 to $25.2 million in the quarter ended December 31, 2018. This increase was primarily due to an increase in salaries and employee benefits of $2.2 million due to annual salary adjustments and an increase in bankcard expenses of $0.3 million.

Balance Sheet Trends

For the year ending December 31, 2018, period end loan balances increased $459.7 million (14.7%) to $3.59 billion, primarily due to the Company’s acquisitions of Poage and Farmers Deposit ($304.0 million and $57.9 million, respectively). Excluding these acquisitions, loans increased $98.4 million (3.1%) from December 31, 2017 to $3.23 billion at December 31, 2018. Commercial loans increased $57.2 million (3.9%) and residential real estate loans increased $32.7 million (2.2%) from December 31, 2017 to December 31, 2018.

Total average depository balances increased $161.9 million, or 4.9%, from the year ended December 31, 2017 to the year ended December 31, 2018. This growth was partially attributable to deposits acquired from Poage and Farmers Deposit ($379.3 million and $92.2 million, respectively). Exclusive of these contributions, the Company experienced increases in interest bearing deposits ($81.8 million) and time deposits ($63.7 million) that were partially offset by a decrease in savings deposits ($19.8 million).

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2018 was 19.8% and 20.5%, respectively, compared to 60.8% and 40.2% for the comparable periods in 2017. On December 22, 2017, the President signed the TCJA into law. Among other things, the Tax Cuts and Jobs Act (“TCJA”) reduced the corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of this decrease in the corporate income tax rate, the Company reassessed its deferred tax assets and liabilities, which resulted in a charge to earnings in the fourth quarter of 2017 of $7.1 million. In addition, during the years ended December 31, 2018 and December 31, 2017, the Company reduced income tax expense by $0.4 million and $0.3 million, respectively, due to the recognition of previously unrecognized tax positions subsequent to the close of the statute of limitations for previous tax years. Exclusive of these items, the Company’s tax rate from operations was 22.8% and 20.9% for the quarter and year ended December 31, 2018, respectively, compared to 33.4% and 32.7% for the comparable periods in 2017.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 90.2% and the loan to asset ratio was 73.2% at December 31, 2018. The Company maintained investment securities totaling 16.6% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 53.5% of assets at December 31, 2018. Time deposits fund 27.6% of assets at December 31, 2018, but very few of these deposits are in accounts that have balances of more than $250,000.

The Company continues to be strongly capitalized. While the Company completed the acquisitions of both Poage and Farmers Deposit in December 2018, the Company’s tangible equity ratio only decreased from 10.5% at December 31, 2017 to 10.0% at December 31, 2018. At December 31, 2018, City National Bank’s Leverage Ratio was 9.81%, its Common Equity Tier I ratio was 13.05%, its Tier I Capital ratio was 13.05%, and its Total Risk-Based Capital ratio was 13.55%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 19, 2018, the Board approved a quarterly cash dividend of $0.53 cents per share payable January 31, 2019, to shareholders of record as of January 15, 2019. During the quarter ended December 31, 2018, the Company repurchased 69,000 common shares at a weighted average price of $72.89 per share as part of a one million share repurchase plan authorized by the Board of Directors in September 2014. During the year ended December 31, 2018, the Company repurchased 290,000 common shares at a weighted average price of $69.78 per share. As of December 31, 2018, the Company could repurchase approximately 112,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 100 branches across West Virginia, Virginia, Kentucky and Ohio. During the first quarter of 2019, City National Bank has plans in place to reduce its branches by four through the consolidation of branches that overlap due to the recently completed acquisition of Poage.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (12) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (13) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; (14) the expected cost savings and any revenue synergies from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may not be fully realized within the expected time frames; (15) the disruption from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may make it more difficult to maintain relationships with clients, associates, or suppliers; and (16) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its Form 10-K for the fiscal year ended December 31, 2018. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2018 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017

Earnings
Net Interest Income (FTE)	$36,625	$35,745	$33,760	$32,834	$32,760	$138,965	$127,582
Net Income available to common shareholders	10,713	20,692	20,979	17,616	9,669	70,002	54,310

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.68	$1.34	$1.36	$1.13	$0.62	$4.50	$3.49
Diluted	0.68	1.33	1.35	1.13	0.62	4.49	3.48
Weighted average number of shares:
Basic	15,603	15,340	15,326	15,414	15,472	15,421	15,412
Diluted	15,618	15,358	15,345	15,436	15,497	15,439	15,436
Period-end number of shares	16,555	15,449	15,452	15,439	15,618	16,555	15,618
Cash dividends declared	$0.53	$0.53	$0.46	$0.46	$0.46	$1.98	$1.78
Book value per share (period-end)	36.46	33.14	32.6	31.86	32.17	36.46	32.17
Tangible book value per share (period-end)	28.88	28.08	27.53	26.78	27.14	28.88	27.14
Market data:
High closing price	$77.94	$82.79	$78.44	$72.87	$73.98	$82.79	$73.98
Low closing price	66.36	75.54	67.95	65.03	65.50	65.03	59.94
Period-end closing price	67.59	76.8	75.23	68.56	67.47	67.59	67.47
Average daily volume	66	54	60	56	66	59	58
Treasury share activity:
Treasury shares repurchased	69	7	10	204	—	290	—
Average treasury share repurchase price	$72.89	$77.18	$69.26	$68.50	$—	$69.78	$—
Common share issuance:
Common shares issued (in thousands)	—	—	—	—	—	—	441
Average common share issue price (a)	$—	$—	$—	$—	$—	$—	$64.48

Key Ratios (percent)
Return on average assets	0.96%	1.90%	2.00%	1.69%	0.94%	1.63%	1.33%
Return on average tangible equity	9.60%	18.90%	19.90%	16.70%	9.00%	16.20%	13.10%
Yield on interest earning assets	4.32%	4.25%	4.15%	4.05%	3.95%	4.18%	3.91%
Cost of interest bearing liabilities	1.00%	0.92%	0.76%	0.69%	0.64%	0.85%	0.59%
Net Interest Margin	3.55%	3.54%	3.52%	3.51%	3.46%	3.52%	3.46%

Non-interest income as a percent of total revenue	28.80%	30.70%	31.70%	30.70%	32.20%	30.50%	31.90%
Efficiency Ratio (a)	49.00%	48.60%	50.40%	52.60%	47.70%	50.00%	51.50%
Price/Earnings Ratio (b)	24.82	14.37	13.88	15.17	27.30	15.03	19.36

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.05%	11.81%	11.88%	12.05%	12.34%
Tangible equity to tangible assets	10.01%	9.99%	9.90%	10.03%	10.45%
Consolidated City Holding Company risk based capital ratios (c):
CET I	15.07%	15.94%	15.49%	15.08%	15.10%
Tier I	15.20%	16.49%	16.05%	15.64%	15.66%
Total	15.69%	17.08%	16.65%	16.31%	16.34%
Leverage	11.36%	11.01%	11.13%	10.90%	11.00%
City National Bank risk based capital ratios (c):
CET I	13.05%	14.00%	13.26%	12.59%	11.93%
Tier I	13.05%	14.00%	13.26%	12.59%	11.93%
Total	13.55%	14.59%	13.87%	13.25%	12.61%
Leverage	9.81%	9.39%	9.24%	8.81%	8.43%

Other
Branches	100	87	86	86	86
FTE	891	846	849	832	839

Assets per FTE	$5,500	$5,226	$5,152	$5,048	$4,925
Deposits per FTE	4,462	4,070	4,030	4,143	3,952

(a) The common share issue price is presented net of commissions and excludes one-time offering costs.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) December 31, 2018 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
Interest Income
Interest and fees on loans	$37,973	$36,872	$34,292	$32,918	$32,529	$142,055	$125,752
Interest on investment securities:
Taxable	5,023	4,216	4,117	3,981	3,797	17,337	14,387
Tax-exempt	729	701	710	703	692	2,843	2,706
Interest on deposits in depository institutions	623	940	61	42	35	1,666	85
Total Interest Income	44,348	42,729	39,180	37,644	37,053	163,901	142,930

Interest Expense
Interest on deposits	6,656	5,497	4,918	4,326	3,941	21,397	14,826
Interest on short-term borrowings	1,061	1435	459	460	522	3,415	1214
Interest on long-term debt	200	239	230	211	201	880	765
Total Interest Expense	7,917	7,171	5,607	4,997	4,664	25,692	16,805
Net Interest Income	36,431	35,558	33,573	32,647	32,389	138,209	126,125
(Recovery of) provision for loan losses	(400)	(27)	(2064)	181	422	(2,310)	3,006
Net Interest Income After (Recovery of) Provision for Loan Losses	36,831	35,585	35,637	32,466	31,967	140,519	123,119

Non-Interest Income
Net gains (losses) on sale of investment securities	—	—	—	—	200	—	4,476
Unrealized gains (losses) recognized on securities still held	(1,246)	384	492	280	—	(90)	—
Service charges	7,921	7,598	7,323	6,862	7,355	29,704	28,574
Bankcard revenue	4,826	4,677	4,532	4,334	4,316	18,369	17,120
Trust and investment management fee income	1,737	1,579	1,645	1,568	1,800	6,529	6,269
Bank owned life insurance	734	813	722	821	1241	3,090	4,212
Other income	734	702	897	627	655	2,962	2,956
Total Non-Interest Income	14,706	15,753	15,611	14,492	15,567	60,564	63,607

Non-Interest Expense
Salaries and employee benefits	14,017	13,576	13,551	13,241	11,845	54,385	51,014
Occupancy related expense	2,250	2,323	2,346	2,404	2,195	9,323	9,557
Equipment and software related expense	2,038	1,965	1,895	1,831	1,897	7,729	7,732
FDIC insurance expense	308	315	313	315	318	1251	1,348
Advertising	530	808	849	787	711	2,974	2,914
Bankcard expenses	1,229	1,134	1,064	1076	960	4,503	3,924

Postage, delivery, and statement mailings	527	537	515	578	518	2,157	2,094
Office supplies	313	364	329	313	355	1,319	1,437
Legal and professional fees	469	453	475	450	563	1,847	1,956
Telecommunications	401	408	441	500	517	1,750	1,988
Repossessed asset losses, net of expenses	207	156	112	370	145	845	735
Merger related expenses	13,015	242	—	—	—	13,257	—
Other expenses	2,874	2,759	3,021	3,072	2,869	11,726	11,282
Total Non-Interest Expense	38,178	25,040	24,911	24,937	22,893	113,066	95,981
Income Before Income Taxes	13,359	26,298	26,337	22,021	24,641	88,017	90,745
Income tax expense	2,646	5,606	5,358	4,405	14,972	18,015	36,435
Net Income Available to Common Shareholders	$10,713	$20,692	$20,979	$17,616	$9,669	$70,002	$54,310

Distributed earnings allocated to common shareholders	$8,695	$8,109	$7,039	$7,023	$7,106	$32,483	$27,497
Undistributed earnings allocated to common shareholders	1,928	12,382	13,729	10,398	2,454	36,865	26,222
Net earnings allocated to common shareholders	$10,623	$20,491	$20,768	$17,421	$9,560	$69,348	$53,719

Average common shares outstanding	15,603	15,340	15,326	15,414	15,472	15,421	15,412
Shares for diluted earnings per share	15,618	15,358	15,345	15,436	15,497	15,439	15,436

Basic earnings per common share	$0.68	$1.34	$1.36	$1.13	$0.62	$4.50	$3.49
Diluted earnings per common share	$0.68	$1.33	$1.35	$1.13	$0.62	$4.49	$3.48

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Assets
Cash and due from banks	$55,016	$49,806	$43,466	$39,340	$54,450
Interest-bearing deposits in depository institutions	67,975	256,104	222,058	84,438	28,058
Cash and cash equivalents	122,991	305,910	265,524	123,778	82,508

Investment securities available-for-sale, at fair value	723,254	563,003	552,603	545,628	550,389
Investment securities held-to-maturity, at amortized cost	60,827	57,812	60,030	62,277	64,449
Other securities	28,810	28,875	28,920	22,165	14,147
Total investment securities	812,891	649,690	641,553	630,070	628,985

Gross loans	3,587,081	3,146,697	3,155,468	3,137,681	3,127,410
Allowance for loan losses	(15,966)	(16,311)	(16,876)	(18,381)	(18,836)
Net loans	3,571,115	3,130,386	3,138,592	3,119,300	3,108,574

Bank owned life insurance	113,544	105,372	104,773	104,052	103,440
Premises and equipment, net	78,383	72,484	72,482	72,920	72,682
Accrued interest receivable	12,424	11,449	9,348	9,528	9,223
Net deferred tax assets	17,122	15,653	14,528	14,467	11,913
Intangible assets	125,504	78,215	78,342	78,468	78,595
Other assets	46,951	51,643	49,241	47,432	36,361
Total Assets	$4,900,925	$4,420,802	$4,374,383	$4,200,015	$4,132,281

Liabilities
Deposits:
Noninterest-bearing	$789,119	$672,042	$684,614	$703,209	$666,639
Interest-bearing:
Demand deposits	899,568	802,490	785,933	816,976	769,245
Savings deposits	934,218	821,390	817,547	816,245	796,275
Time deposits	1,352,654	1,147,709	1,133,684	1,110,532	1,083,475
Total deposits	3,975,559	3,443,631	3,421,778	3,446,962	3,315,634
Short-term borrowings
Federal Funds purchased	40,000	170,000	181375	—	54,000
Customer repurchase agreements	221,911	220,124	196,635	195,375	198,219
Long-term debt	4,053	16,495	16,495	16,495	16,495
Other liabilities	55,797	58,526	54,346	49,306	45,426
Total Liabilities	4,297,320	3,908,776	3,870,629	3,708,138	3,629,774

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,790	140,450	140,091	140,547	140,960
Retained earnings	485,967	484,017	471,515	457,650	444,481
Cost of common stock in treasury	(87,002)	(136,783)	(136,520)	(137,420)	(124,909)
Accumulated other comprehensive loss:
Unrealized gain (loss) on securities available-for-sale	(8,611)	(18,244)	(13,918)	(11486)	(611)
Underfunded pension liability	(5,158)	(5,033)	(5,033)	(5,033)	(5,033)
Total Accumulated Other Comprehensive Loss	(13,769)	(23,277)	(18,951)	(16,519)	(5,644)
Total Stockholders' Equity	603,605	512,026	503,754	491,877	502,507
Total Liabilities and Stockholders' Equity	$4,900,925	$4,420,802	$4,374,383	$4,200,015	$4,132,281

Regulatory Capital
Total CET 1 capital	$492,526	$457,580	$444,869	$430,044	$430,154
Total tier 1 capital	496,526	473,580	460,869	446,044	446,154
Total risk-based capital	512,801	490,307	478,255	464,936	465,292
Total risk-weighted assets	3,267,357	2,871,241	2,871,561	2,851,330	2,842,453

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017

Residential real estate (1)	$1,657,306	$1,485,823	$1,472,916	$1,465,215	$1,468,278
Home equity - junior liens	153,273	143,540	139,245	138,477	139,499
Commercial and industrial	286,395	213,815	213,687	204,592	208,484
Commercial real estate (2)	1,432,492	1,268,052	1,294,489	1,296,304	1,277,576
Consumer	51,287	31,869	31,137	29,570	29,162
DDA overdrafts	6,328	3,598	3,994	3,523	4,411
Gross Loans	$3,587,081	$3,146,697	$3,155,468	$3,137,681	$3,127,410

Construction loans included in:
(1) - Residential real estate loans	$21,834	$17,628	$21,662	$26,610	$25,270
(2) - Commercial real estate loans	37,869	24,110	28,567	30,857	28,871

Secondary Mortgage Loan Activity
Mortgage loans originated	$5,910	$3,417	$3,263	$2,606	$2,593
Mortgage loans sold	4,392	3,590	3,137	2,874	2,975
Mortgage loans gain on loans sold	102	86	84	79	79

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
Allowance for Loan Losses
Balance at beginning of period	$16,311	$16,876	$18,381	$18,836	$19,554	$18,836	$19,730

Charge-offs:
Commercial and industrial	(9)	—	(385)	(339)	(250)	(733)	(400)
Commercial real estate	(20)	(74)	(118)	(157)	(156)	(369)	(720)
Residential real estate	(218)	(244)	(96)	(124)	(342)	(682)	(1,637)
Home equity	—	(108)	(33)	(78)	(147)	(219)	(403)
Consumer	(209)	(206)	(255)	(99)	(13)	(769)	(60)
DDA overdrafts	(725)	(704)	(636)	(636)	(725)	(2,701)	(2,714)
Total charge-offs	(1,181)	(1,336)	(1,523)	(1,433)	(1,633)	(5,473)	(5,934)

Recoveries:
Commercial and industrial	528	147	1476	2	1	2,153	58
Commercial real estate	194	166	149	223	20	732	112
Residential real estate	92	116	53	106	8	367	294
Home equity	—	—	—	—	—	—	45
Consumer	36	25	59	46	17	166	63
DDA overdrafts	386	344	345	420	447	1,495	1,463
Total recoveries	1236	798	2082	797	493	4,913	2,035

Net charge-offs	55	(538)	559	(636)	(1140)	(560)	(3,899)
Provision for (recovery of) acquired loans	—	(27)	(13)	—	122	(40)	161
Provision for loan losses	(400)	—	(2051)	181	300	(2,270)	2,845
Balance at end of period	$15,966	$16,311	$16,876	$18,381	$18,836	$15,966	$18,836

Loans outstanding	$3,587,081	$3,146,697	$3,155,468	$3,137,681	$3,127,410
Allowance as a percent of loans outstanding	0.45%	0.52%	0.53%	0.59%	0.60%
Allowance as a percent of non-performing loans	107.8%	142.1%	127.6%	189.9%	178.4%

Average loans outstanding	$3,252,934	$3,149,320	$3,138,146	$3,133,804	$3,110,084	$3,168,825	$3,082,448
Net charge-offs (annualized) as a percent of average loans outstanding	(0.01)%	0.07%	(0.07)%	0.08%	0.15%	0.02%	0.13%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Nonaccrual Loans
Residential real estate	$4,275	$3,029	$3,783	$3,331	$2,814
Home equity	138	—	168	135	168
Commercial and industrial	1676	818	863	1,063	1,345
Commercial real estate	8,461	7,599	7,707	5,061	5,970
Consumer	1	1	557	—	—
Total nonaccrual loans	14,551	11,447	13,078	9,590	10,297
Accruing loans past due 90 days or more	257	35	145	91	262
Total non-performing loans	14,808	11,482	13,223	9,681	10,559
Other real estate owned	4,608	4,259	3,636	3,912	3,585
Total non-performing assets	$19,416	$15,741	$16,859	$13,593	$14,144

Non-performing assets as a percent of loans and other real estate owned	0.54%	0.50%	0.53%	0.43%	0.45%

Past Due Loans
Residential real estate	$9,991	$4,657	$5,998	$5,641	$6,718
Home equity	1275	468	583	616	851
Commercial and industrial	497	187	624	61	692
Commercial real estate	585	934	402	1,520	2086
Consumer	295	39	34	21	42
DDA overdrafts	488	582	525	432	575
Total past due loans	$13,131	$6,867	$8,166	$8,291	$10,964

Total past due loans as a percent of loans outstanding	0.37%	0.22%	0.26%	0.26%	0.35%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$22,863	$20,414	$20,424	$20,786	$21,005
Home equity	3,025	2,941	3,156	3,015	3,047
Commercial and industrial	98	108	119	125	135
Commercial real estate	8,205	8,231	8,279	8,324	8,381
Consumer	—	—	—	—	—
Total accruing TDRs	$34,191	$31,694	$31,978	$32,250	$32,568

Non-Accruing
Residential real estate	$658	$175	307	$256	$84
Home equity	5	—	40	40	50
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$663	$175	$347	$296	$134

Total TDRs	$34,854	$31,869	$32,325	$32,546	$32,702

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,683,389	$18,681	4.40%	$1,618,829	$17,653	4.33%	$1,608,509	$16,321	4.03%
Commercial, financial, and agriculture (2)	1,526,651	18,335	4.76%	1,494,666	18,460	4.90%	1,468,701	15,360	4.15%
Installment loans to individuals (2), (3)	42,894	745	6.89%	35,825	584	6.47%	32,874	588	7.10%
Previously securitized loans (4)	***	212	***	***	175	***	***	260	***
Total loans	3,252,934	37,973	4.63%	3,149,320	36,872	4.64%	3,110,084	32,529	4.15%
Securities:
Taxable	602,966	5,023	3.31%	554,157	4,216	3.02%	526,645	3,797	2.86%
Tax-exempt (5)	92,833	922	3.94%	90,596	888	3.89%	91,886	1,064	4.59%
Total securities	695,799	5,945	3.39%	644,753	5,104	3.14%	618,531	4,861	3.12%
Deposits in depository institutions	141,246	623	1.75%	210,994	940	1.77%	31,060	35	0.45%
Total interest-earning assets	4,089,979	44,541	4.32%	4,005,067	42,916	4.25%	3,759,675	37,425	3.95%
Cash and due from banks	54,367			49,933			65,636
Premises and equipment, net	74,430			72,733			73,109
Goodwill and intangible assets	93,096			78,294			78,679
Other assets	181,246			178,540			169,008
Less: Allowance for loan losses	(16,780)			(17,247)			(20,981)
Total assets	$4,476,338			$4,367,320			$4,125,126

Liabilities:
Interest-bearing demand deposits	$822,087	$787	0.38%	$778,639	$526	0.27%	$702,614	$167	0.09%
Savings deposits	846,162	802	0.38%	816,597	537	0.26%	797,311	313	0.16%
Time deposits (2)	1,208,415	5,067	1.66%	1,141,461	4,434	1.54%	1,079,179	3,462	1.27%
Short-term borrowings	263,022	1,060	1.60%	350,832	1435	1.62%	296,139	522	0.70%
Long-term debt	14,743	200	5.38%	16,495	239	5.75%	16,495	201	4.83%
Total interest-bearing liabilities	3,154,429	7,916	1.00%	3,104,024	7,171	0.92%	2,891,738	4,665	0.64%
Noninterest-bearing demand deposits	734,066			697,485			681,554
Other liabilities	48,543			50,093			42,896
Stockholders' equity	539,300			515,718			508,938
Total liabilities and
stockholders' equity	$4,476,338			$4,367,320			$4,125,126
Net interest income		$36,625			$35,745			$32,760
Net yield on earning assets			3.55%			3.54%			3.46%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$221			$1,365			$175

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):
Residential real estate	$57	$110	$126
Commercial, financial, and agriculture	449	157	438
Installment loans to individuals	2	3	27
	$508	$270	$591

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21% for the periods ending December 31, 2018 & September 30, 2018 and 35% for the period ending December 31, 2017.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2018			December 31, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,629,950	$69,765	4.28%	$1,598,579	$63,649	3.98%
Commercial, financial, and agriculture (2)	1,501,665	68,981	4.59%	1,450,144	58,482	4.03%
Installment loans to individuals (2), (3)	37,210	2,349	6.31%	33,725	2,275	6.75%
Previously securitized loans (4)	***	960	***	***	1,346	***
Total loans	3,168,825	142,055	4.48%	3,082,448	125,752	4.08%
Securities:
Taxable	559,125	17,337	3.1%	492,783	14,387	2.92%
Tax-exempt (5)	91,572	3,598	3.93%	89,341	4,163	4.66%
Total securities	650,697	20,935	3.22%	582,124	18,550	3.19%
Deposits in depository institutions	122,761	1,666	1.36%	27,142	85	0.31%
Total interest-earning assets	3,942,283	164,656	4.18%	3,691,714	144,387	3.91%
Cash and due from banks	47,562			85,473
Premises and equipment, net	73,196			73,540
Goodwill and intangible assets	82,119			78,881
Other assets	176,109			170,312
Less: Allowance for loan losses	(17,906)			(20,246)
Total assets	$4,303,363			$4,079,674

Liabilities:
Interest-bearing demand deposits	$792,765	$2,114	0.27%	$705,412	$643	0.09%
Savings deposits	820,474	2,133	0.26%	832,512	1311	0.16%
Time deposits (2)	1,142,629	17,149	1.5%	1,067,181	12,872	1.21%
Short-term borrowings	265,157	3,415	1.29%	230,529	1214	0.53%
Long-term debt	16,053	880	5.48%	16,495	765	4.64%
Total interest-bearing liabilities	3,037,078	25,691	0.85%	2,852,129	16,805	0.59%
Noninterest-bearing demand deposits	704,438			693,280
Other liabilities	47,762			41,597
Stockholders' equity	514,085			492,668
Total liabilities and
stockholders' equity	$4,303,363			$4,079,674
Net interest income		$138,965			$127,582
Net yield on earning assets			3.52%			3.46%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$1,856			$558

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$407	$530
Commercial, financial, and agriculture	994	1345
Installment loans to individuals	19	44
Time deposits	—	16
	$1,420	$1,935

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21% for the twelve months ended December 31, 2018 and 35% for the twelve months ended December 31 , 2017.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
Net Interest Income/Margin
Net interest income ("GAAP")	$36,431	$35,558	$33,573	$32,647	$32,389	$138,209	$126,125
Taxable equivalent adjustment	194	187	187	187	371	756	1,456
Net interest income, fully taxable equivalent	$36,625	$35,745	$33,760	$32,834	$32,760	$138,965	$127,581

Average interest earning assets	$4,089,979	$4,005,067	$3,800,435	$3,791,888	$3,759,675	$3,942,283	$3,691,714

Net Interest Margin	3.55%	3.54%	3.56%	3.51%	3.46%	3.52%	3.46%
Accretion related to fair value adjustments	(0.05)%	(0.03)%	(0.04)%	(0.03)%	(0.06)%	(0.04)%	(0.05)%
Net Interest Margin (excluding accretion)	3.50%	3.51%	3.52%	3.48%	3.39%	3.49%	3.40%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	12.32%	11.58%	11.52%	11.71%	12.16%
Effect of goodwill and other intangibles, net	(2.30)%	(1.59)%	(1.61)%	(1.68)%	(1.70)%
Tangible common equity to tangible assets	10.01%	9.99%	9.90%	10.03%	10.45%

Return on tangible equity ("GAAP")	9.60%	18.92%	19.94%	16.66%	8.99%	16.21%	13.13%
Impact of effective tax rate decrease on deferred taxes	—%	—%	—%	—%	6.57%	—%	1.63%
Impact of merger related expenses	9.23%	0.29%	—%	—%	—%	2.43%	—%
Return on tangible equity, excluding extraordinary items	18.83%	19.21%	19.94%	16.66%	15.56%	18.63%	14.75%

Return on assets ("GAAP")	0.96%	1.90%	2.00%	1.69%	0.94%	1.63%	1.33%
Impact of effective tax rate decrease on deferred taxes	—%	—%	—%	—%	0.68%	—%	0.17%
Impact of merger related expenses	0.92%	0.02%	—%	—%	—%	0.24%	—%
Return on Assets, excluding extraordinary items	1.88%	1.92%	2.00%	1.69%	1.62%	1.87%	1.50%

Effective Income Tax Rate
Effective tax rate ("GAAP")	19.8%	21.3%	20.3%	20.0%	60.8%	20.5%	40.2%
Impact of FIN 48 adjustments	2.97%	—%	—%	—%	1.34%	0.45%	0.36%
Impact of effective tax rate decrease on deferred taxes	—%	—%	—%	—%	(28.69)%	—%	(7.79)%
Effective tax rate, excluding FIN 48 and impact of effective tax rate decrease on deferred taxes	22.8%	21.3%	20.3%	20.0%	33.4%	20.9%	32.7%